                                                                    Exhibit 23.0



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Cooper Industries, Inc. of our report dated January 24, 1994, included in the 1993 Annual Report to Shareholders of Cooper Industries, Inc.

Our audits also included the financial statement schedules of Cooper Industries, Inc. listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the following Registration Statements on Form S-8, Form S-3 or Form S-4 of Cooper Industries, Inc. and in each related Prospectus of our report dated January 24, 1994, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedules included in this Annual Report (Form 10-K) of Cooper Industries, Inc.

Registration
Statement No.                              Purpose
- -------------                              -------

No. 2-81114      Form S-8 Registration Statement for Cooper Industries, Inc.
                 1981 Incentive Stock Option Plan

No. 2-71732      Form S-8 Registration Statement for Shares issuable pursuant to Substitute Deferred Compensation Agreements in connection with the acquisition of Crouse-Hinds Company

No. 2-33-14542   Form S-8 Registration Statement for Cooper Industries, Inc.
                 1985 and 1989 Employee Stock Purchase Plans

No. 2-33-19574   Form S-8 Registration Statement for Cooper Industries, Inc.
                 1981 Incentive Stock Option Plan and 1986 Stock Option Plan

No. 2-33-29302   Form S-8 Registration Statement for 1989 Director Stock Option
                 Plan

No. 33-2243      Form S-3 Registration Statement for Cooper Industries, Inc.
                 Debt Securities

No. 33-4097      Form S-3 Registration Statement for Cooper Industries, Inc.
                 Debt Securities

No. 33-13695     Form S-3 Registration Statement for Cameron Iron Works, Inc.
                 7% Convertible Subordinated Debentures due 2012

No. 33-33011     Form S-3 Registration Statement for Cooper Industries, Inc.
                 Debt Securities

No. 33-29301     Form S-4 Registration Statement for 3,000,000 Shares of Cooper
                 Common Stock (Equity Shelf)

No. 33-34734     Form S-8 Registration Statement for Cameron Iron Works USA,
                 Inc. Savings Investment Plan for Hourly Employees

No. 33-37875     Form S-3 Registration Statement for Cooper Industries, Inc.
                 Dividend Reinvestment and Stock Purchase Plan



                                                               /s/ ERNST & YOUNG

Houston, Texas
March 30, 1994





                                     - 2 -